JELD-WEN, Inc. 2645 Silver Crescent Drive, Charlotte, NC 28273 USA www.jeld-wen.com JELD-WEN Announces Appointment of Interim Chief Financial Officer Reaffirms Full Year 2026 Guidance Charlotte, N.C., October 19, 2026 – JELD-WEN Holding, Inc. (NYSE: JELD) today announced that Samantha L. Stoddard, Executive Vice President and Chief Financial Officer, will resign from the company, effective November 13, 2026, to pursue a professional opportunity outside the building products industry. Effective November 13, 2026, Jeffrey Embt, Vice President and Chief Accounting Officer, will also serve as Interim Chief Financial Officer while continuing in his current role. The company will commence a process to identify the next Chief Financial Officer. Embt joined JELD-WEN in January 2026 as Vice President, Chief Accounting Officer, and has more than 20 years of experience in finance, accounting, external reporting, and strategic planning. Prior to joining JELD-WEN, Embt was the Chief Financial Officer of Proterra LLC, a manufacturer of battery systems for electric vehicles and commercial equipment, where he was also the Chief Accounting Officer. Before joining Proterra, Embt held various finance leadership roles at BWX Technologies and Deloitte & Touche LLP. He holds a bachelor’s degree in accounting and finance from Coastal Carolina University and completed his graduate and executive education at the University of Tennessee. “On behalf of the senior leadership team, I want to thank Samantha for her contributions to JELD- WEN over the last six years, and we wish her all the best in her next endeavor” said Chief Executive Officer William J. Christensen. “Given Jeff’s financial acumen and knowledge of our business, I’m confident that Jeff is positioned to lead our finance organization and drive results as we execute our strategic priorities,” said Christensen. “I feel privileged to have been a part of JELD-WEN’s rich legacy, and I am grateful to the many colleagues who have shared the journey with me. I remain confident in JELD-WEN’s future and deeply invested in its continued success,” said Stoddard. The company is reaffirming its updated full year 2026 guidance, as previously announced on August 3, 2026, with expected revenue of $3.1 billion to $3.2 billion and Adjusted EBITDA of $120 million to $150 million. About JELD-WEN Holding, Inc. JELD-WEN Holding, Inc. (NYSE: JELD) is a leading global designer, manufacturer and distributor of high-performance interior and exterior doors, windows, and related building products serving the new construction and repair and remodeling sectors. Based in Charlotte, North Carolina, JELD-WEN operates facilities in 14 countries in North America and Europe and employs approximately 13,900 associates dedicated to bringing beauty and security to the spaces that touch our lives. The JELD- WEN family of brands includes JELD-WEN® worldwide, LaCantina® and VPI™ in North America, and Swedoor® and DANA® in Europe. For more information, visit corporate.JELD-WEN.com or follow us on LinkedIn. Exhibit 99.1

Investor Relations Contact: James Armstrong Vice President, Investor Relations 704-378-5731 jarmstrong@jeldwen.com Media Contact: JELD-WEN Holding, Inc. Sarah Bruner Senior Director, Enterprise Communications 980-403-4459 SBruner@jeldwen.com Forward-Looking Statements This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are generally identified by the use of forward-looking terminology, including the terms “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “likely,” “may,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “target,” “will,” “would” and, in each case, their negative or other various or comparable terminology. All statements other than statements of historical facts are forward-looking statements, including statements regarding our business strategies and ability to execute on our plans, market potential, future financial performance, customer demand, the potential of our categories, brands and innovations, the impact of our strategic transformation journey, footprint rationalization, cost reduction and modernization initiatives, the impact of acquisitions and divestitures on our business and our ability to maximize value and integrate operations, our pipeline of productivity projects, the estimated impact of tax reform on our results, geopolitical and economic uncertainty, security breaches and other cybersecurity incidents, impacts on our business from weather and climate change, our current level of indebtedness, our ability to generate sufficient cash to service our indebtedness and other obligations, litigation outcomes, and our expectations, beliefs, plans, objectives, prospects, assumptions, or other future events, all of which involve risks and uncertainties that could cause actual results to differ materially. For a discussion of these risks and uncertainties and other factors, please refer to our Annual Report on Form 10-K for the year ended December 31, 2025, Quarterly Reports on Form 10-Q filed in 2026 and our other filings with the U.S. Securities and Exchange Commission. Non-GAAP Financial Information The Company provides certain guidance solely on a non-GAAP basis because the Company cannot predict certain elements that are included in certain reported GAAP results. While management cannot provide a reconciliation of items for forward-looking non-GAAP measures without unreasonable effort, management bases the estimated ranges of non-GAAP measures for future periods on its reasonable estimates of certain items such as assumed effective tax rate, assumed interest expense, and other assumptions about capital requirements for future periods. Although the Company believes the assumptions reflected in the range of its 2026 guidance are reasonable, actual results could vary substantially given the uncertainty regarding the future performance of the global economy, ongoing geopolitical conflicts, disruptions in supply chains, and changes in raw material prices and other costs as well as other risks and uncertainties, including those described in our filings with the U.S. Securities and Exchange Commission. In addition, the guidance ranges provided for 2026 do not include the impact of potential acquisitions or divestitures. The variability of these items may have a significant impact on our future GAAP results.